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                                                                   Exhibit 23.07



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Building One Services Corporation of our report dated February 20, 1998, relating to the financial statements of Taylor Electric, Inc., which appears in Building One Services Corporation's Prospectus Supplement dated May 17, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                /s/ Leverich, Phillips, Rasmuson & Company
                                ------------------------------------------------
                                    Leverich, P
hillips, Rasmuson & Company



Salt Lake City, Utah
June 23, 1999